UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C.  20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

INTERNATIONAL BUSINESS MACHINES

CORPORATION

(Exact name of registrant as specified in its charter)

New York	13-0871985
(State of Incorporation)	(I.R.S. Employer Identification No.)

One New Orchard Road Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

$600,000,000 5.875% Debentures Due 2032	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.   ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d) or (e), check the following box.   ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-37034

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the securities to be registered is contained in the Prospectus Supplement dated November 20, 2002, and the Prospectus dated June 20, 2000, copies of which were electronically transmitted for filing with the Commission pursuant to Rule 424(b) on November 22, 2002, each of which formed a part of the Registrant’s Registration Statement on Form S-3 (No. 333-37034), and is incorporated herein by reference. The securities to be registered have been approved for listing on the New York Stock Exchange (the “NYSE”); such securities presently trade on the Luxembourg Stock Exchange, but we expect to delist such securities from the Luxembourg Stock Exchange following their listing on the NYSE.

Item 2.	Exhibits.

I.  The following exhibits are filed with the Commission and the New York Stock Exchange, Inc.:

2.1 - Form of the Registrant’s $600,000,000 5.875% Debentures Due 2032 (filed as Exhibit 3 to IBM’s Form 8-K filed on November 26, 2002 and hereby incorporated by reference).

2.2 - Indenture dated as of October 1, 1993 between IBM and The Bank of New York Mellon, as Trustee (filed as Exhibit 4.1 to IBM’s Form 10-Q for the quarter ended September 30, 2017 and hereby incorporated by reference).

2.3 - First Supplemental Indenture to Indenture dated as of October 1, 1993 between IBM and The Bank of New York Mellon, as Trustee, dated as of December 15, 1995 (filed as Exhibit 4.2 to IBM’s Form 10-Q for the quarter ended September 30, 2017 and hereby incorporated by reference).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

INTERNATIONAL BUSINESS MACHINES CORPORATION
(Registrant)

By:	/s/ Simon J. Beaumont
	Name:	Simon J. Beaumont
	Title:	Vice President and Treasurer

Date:  August 10, 2022